Exhibit 99.1

COMMONWEALTH BIOTECHNOLOGIES, INC.

FIRST AMENDMENT TO THE

FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of August 10, 2005, by and between COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation (“CBI”), and RICHARD J. FREER, PH.D. (“Freer”):

WHEREAS, CBI and Freer previously entered into an Employment Agreement, dated as of June 25, 1997;

WHEREAS, CBI and Freer previously entered into a First Amended and Restated Employment Agreement (the “Second Agreement”), as of June 27, 2005; and

WHEREAS, the parties wish to amend the Second Agreement as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1. Section 4(g) of the Second Agreement shall be amended by adding the following material at the end of said section:

“The Executive shall forfeit any unvested shares upon either (i) the termination of the Executive’s employment by the Executive without Good Reason or (ii) the termination of the Executive’s employment by the Employer for Cause.”

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Title:	President and Chief Executive Officer
Date:	August 10, 2005

/s/ Richard J. Freer, Ph.D.
Richard J. Freer, Ph.D.

Address:	8110 Westbury Drive
Richmond, Virginia 23229

Date:	August 10, 2005